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                                   EXHIBIT 8.1

The following able sets forth certain information concerning the significant subsidiaries of Pine Valley Mining Corporation as of March 31, 2006.

        NAME OF SUBSIDIARY                        JURISDICTION OF INCORPORATION
----------------------------------                ------------------------------
     Falls Mountain Coal Inc.                            British Columbia
 Globaltex Gold Mining Corporation                       British Columbia